UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

AJIA INNOGROUP HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

(702) 360-0652

Registrant’s telephone number, including area code

WIGI4YOU, INC.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

Item 1.01 Rescission of the Material Agreement.

The Company has made announcement on December 28, 2018 that the Company’s subsidiary, Guangzhou Shengjia Trading Co., Ltd. of Guangzhou, China (“Shengjia”), has entered into with Guangzhou Renhai Network Technology Co., Ltd. (“Renhai”) whereby the Company shall share 10% interest in Renhai’s Alipay payment code business development project (“Alipay Project”) with the consideration of the Company’s 3,000,000 shares.

Due to the change in the PRC regulations, the Company subsequently announced on December 28, 2018 that the said 10% interest in Alipay Project was replaced by 30% interest in Renhai’s project with China Mobile Communications Corporation (“China Mobile”).

Nevertheless, even with the above remedies, the returns from the projects are still not satisfied by the Company’s management and are far below the estimations made from Renhai to the Company. In this regard, both parties agree that the agreements between Shengia and Renhai are rescinded and voided. Renhai shall return the Company’s 3,000,000 shares to the Company for cancellation and the Company shall return all the incomes previously received from Renhai.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ajia Innogroup Holdings, Ltd.

Date: January 3, 2019	By:	/s/ Elaine Wan
Elaine Wan, Secretary

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